EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Forms S-3 (Nos. 333-52952, 333-69653, 333-56237, 333-53359, 333-46647, 333-20999, 333-109010, 333-131255, 333-124681, 333-123444 and 333-117078), Form S-4 (333-129279) and on Forms S-8 (Nos. 333-52957, 333-28427, 333-131171, 333-125311, 333-123446 and 333-14243) of Brandywine Realty Trust of our report dated September 26, 2006, relating to the financial statements of Prentiss Properties Trust, which appears in the Current Report on Form 8-K/A of Brandywine Realty Trust dated September 26, 2006.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas September 26, 2006